EXHIBIT 4.2

                                PROMISSORY NOTE


$                                                                  June 24, 1998
 ------------------                                             Phoenix, Arizona

                  FOR VALUE RECEIVED, RICHMOND AMERICAN HOMES OF CALIFORNIA, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF MARYLAND, INC., a Maryland corporation, RICHMOND AMERICAN HOMES OF NEVADA, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF VIRGINIA, INC., a Virginia corporation, RICHMOND AMERICAN HOMES OF ARIZONA, INC., a Delaware corporation, formerly known as Richmond American Homes, Inc., and RICHMOND AMERICAN HOMES OF COLORADO, INC., a Delaware corporation, formerly known as Richmond Homes, Inc. I (collectively "Makers" and severally a "Maker"), hereby promise and agree to pay to the order
of                       ("Payee"), the principal sum of
   ---------------------                                 ----------------------
in lawful money of the United States of America, or, if less than such principal amount, the aggregate unpaid principal amount of all Advances made to Makers by the Payee pursuant to the Credit Agreement hereinafter referenced. Such payment shall be made on the Facility Termination Date, as defined in the Credit Agreement.

                  Makers shall pay interest from the date hereof on the unpaid principal amount of this Note from time to time outstanding during the period from the date hereof until such principal amount is paid in full at the rates, determined in the manner, and on the dates or occurrences specified in the Credit Agreement (as hereinafter defined).

                  This promissory note is one of the Notes referred to in the Credit Agreement dated as of April 10, 1996, among Makers, Bank One, Arizona, NA, as Agent, and the Banks named therein, as thereafter modified (as the same may be amended, modified, replaced, or renewed from time to time, the "Credit Agreement") and is entitled to the benefits of the Credit Agreement and the Loan Documents. Capitalized terms used in this Note without definition shall have the same meanings as are ascribed to such terms in the Credit Agreement.

                  Both principal and interest are payable to the Agent for the account of Payee pursuant to the terms of the Credit Agreement. All Advances made by Payee pursuant to the Credit Agreement and all payments of the principal amount of such Advances, shall be endorsed by the holder of this Note on the schedule attached hereto. Failure to record such Advances or payment shall not diminish any rights of Payee or relieve Makers of any liability hereunder or under the Credit Agreement. This Note is subject to prepayment and its maturity is subject to acceleration, in each case upon the terms provided in the Credit Agreement.

                  This Note may not be modified or discharged orally, by course of dealing or otherwise, but only by a writing duly executed by the holder hereof.

                  In the event that any action, suit or proceeding is brought by the holder hereof to collect this Note, Makers agree to pay and shall be liable for all costs and expenses of collection, including without limitation, reasonable attorneys' fees and disbursements.

                  Makers and all sureties, guarantors and/or endorsers hereof (or of any obligation hereunder) and accommodation parties hereon (all of which, including Makers, are severally each hereinafter called a "Surety") each: (a) agree that the liability under this Note of all parties hereto is several except as set forth in Section 12.7 of the Credit Agreement; (b) severally waive any homestead or exemption laws and right thereunder affecting the full collection of this Note; (c) severally waive any and all formalities in connection with this Note to the maximum extent allowed by law, including (but not limited to) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note; and (d) consent that Holder may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, at the request of any other person liable hereon, and such consent shall not alter nor diminish the liability of any person hereon.

                  In addition, each Surety waives and agrees not to assert: (a) any right to require the holder hereof to proceed against any other Surety, to proceed against or exhaust any security for the Note, to pursue any other remedy available to the holder hereof, or to pursue any remedy in any particular order or manner; (b) the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof; (c) the benefits of any legal or equitable doctrine or principle of marshaling; (d) notice of the existence, creation or incurring of new or additional indebtedness of any Maker to the holder hereof;
(e) the benefits of any statutory provision limiting the liability of a surety, including without limitation the provisions of Sections 12-1641, et seq., of the Arizona Revised Statutes; (f) any defense arising by reason of any disability or other defense of any Maker or by reason of the cessation from any cause whatsoever (other than payment in full) of the liability of any Maker for payment of this Note; and (g) the benefits of any statutory provision limiting the right of the holder hereof to recover a deficiency judgment, or to otherwise proceed against any person or entity obligated for payment of this Note, after any foreclosure or trustee's sale of any security for this Note, including without limitation the benefits, if any, to a Surety of Arizona Revised Statutes
Section 33-814. Until payment in full of this Note and the holder hereof has no obligation to make any further advances of the proceeds hereof, no Surety shall have any right of subrogation and each hereby waives any right to enforce any remedy which the holder hereof now has, or may hereafter have, against Maker or any other Surety, and waives any benefit of, and any right to participate in, any security now or hereafter held by the holder hereof.

                  Each Maker agrees that to the extent any Surety makes any payment to the holder hereof in connection with the indebtedness evidenced by this Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Holder or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then the indebtedness of Makers under this Note shall continue or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by the holder hereof, the indebtedness evidenced by this Note or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

                  This Note has been delivered in the City of Phoenix and State of Arizona, and shall be enforced under and governed by the laws of the State of Arizona applicable to contracts made and to be performed entirely within said state, without references to any choice or conflicts of law principles.

                  Notwithstanding anything in this Note to the contrary, except as otherwise indicated in Section 12.7 of the Credit Agreement, the obligations of Makers under this Note shall not be the joint obligations of Makers, but shall instead be the several obligations of each Maker. Each Maker shall only be obligated to pay principal, interest, and other amounts that relate to Advances made to such Maker, or that relate to Property owned by such Maker, or that relate to such Maker's obligations under the Credit Agreement, this Note and the other Loan Documents.

                  This Note amends and  restates and  replaces  that  Promissory
Note  (the  "Existing  Note")  dated  June 2,  1998 in the  principal  amount of
$                 , executed by Makers and payable to Payee. All indebtedness of
 -----------------
Makers under the Existing Note shall automatically and without further action become indebtedness advanced under this Note.

ATTEST:                                RICHMOND AMERICAN HOMES OF
                                       CALIFORNIA, INC., a Colorado corporation



By:                                    By:
    --------------------------             ---------------------------
Name:     Kenneth J. Ryerson           Name:    John J. Heaney
Title:    Vice President               Title:   Vice President


ATTEST:                                RICHMOND AMERICAN HOMES OF
                                       MARYLAND, INC., a Maryland corporation



By:                                    By:
    --------------------------             ---------------------------
Name:     Kenneth J. Ryerson           Name:    John J. Heaney
Title:    Vice President               Title:   Vice President


ATTEST:                                RICHMOND AMERICAN HOMES OF NEVADA,
                                       INC., a Colorado corporation

By:                                    By:
    --------------------------             ---------------------------
Name:     Kenneth J. Ryerson           Name:    John J. Heaney
Title:    Vice President               Title:   Vice President


ATTEST:                                RICHMOND AMERICAN HOMES OF VIRGINIA,
                                       INC., a Virginia corporation



By:                                    By:
    --------------------------             ---------------------------
Name:     Kenneth J. Ryerson           Name:    John J. Heaney
Title:    Vice President               Title:   Vice President


ATTEST: RICHMOND AMERICAN HOMES OF ARIZONA, INC., a Delaware corporation, formerly known as Richmond American Homes, Inc.



By:                                    By:
    --------------------------             ---------------------------
Name:     Kenneth J. Ryerson           Name:    John J. Heaney
Title:    Vice President               Title:   Vice President


ATTEST: RICHMOND AMERICAN HOMES OF COLORADO, INC., a Delaware corporation, formerly known as Richmond Homes, Inc. I, successor by merger to Richmond Homes, Inc. II




By:                                    By:
    --------------------------             ----------------------------
Name:     Kenneth J. Ryerson           Name:    John J. Heaney
Title:    Vice President               Title:   Vice President

                                                      SCHEDULE TO PROMISSORY NOTE
                                                      ---------------------------
                 ADVANCES                              PAYMENTS                                      APPLICATION
                 --------                              --------                                      -----------
                                                                                            Floating Rate       Letter of Credit
                                                                       LIBOR Advances          Advances             Advances
DATE  PRINCIPAL  TYPE (LIBOR,      INTEREST PERIOD   DATE   AMOUNT   PRINCIPAL  INTEREST  PRINCIPAL  INTEREST  PRINCIPAL   INTEREST
      AMOUNT     Floating Rate,    (LIBOR Advances)
                 Letter of Credit


----  ---------  ----------------  ----------------  ----   ------   ---------  --------  ---------  --------  ---------   --------

----  ---------  ----------------  ----------------  ----   ------   ---------  --------  ---------  --------  ---------   --------

----  ---------  ----------------  ----------------  ----   ------   ---------  --------  ---------  --------  ---------   --------

----  ---------  ----------------  ----------------  ----   ------   ---------  --------  ---------  --------  ---------   --------

----  ---------  ----------------  ----------------  ----   ------   ---------  --------  ---------  --------  ---------   --------

----  ---------  ----------------  ----------------  ----   ------   ---------  --------  ---------  --------  ---------   --------

----  ---------  ----------------  ----------------  ----   ------   ---------  --------  ---------  --------  ---------   --------

----  ---------  ----------------  ----------------  ----   ------   ---------  --------  ---------  --------  ---------   --------

----  ---------  ----------------  ----------------  ----   ------   ---------  --------  ---------  --------  ---------   --------

----  ---------  ----------------  ----------------  ----   ------   ---------  --------  ---------  --------  ---------   --------

----  ---------  ----------------  ----------------  ----   ------   ---------  --------  ---------  --------  ---------   --------

----  ---------  ----------------  ----------------  ----   ------   ---------  --------  ---------  --------  ---------   --------

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